UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2012

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Howard B. Weinreich retired as Senior Vice President, General Counsel and Assistant Secretary of Volt Information Sciences, Inc. (the “Company”), effective May 11, 2012. In connection with Mr. Weinreich's retirement, the Company and Mr. Weinreich anticipate entering into a retirement agreement and a consulting agreement.

On May 9, 2012, the Executive Committee of the Board of Directors approved a salary increase for Ronald Kochman, the Company’s President and Chief Executive Officer, who was elected to these positions by the Board of Directors of the Company on April 27, 2012, to $549,700.

A copy of the April 2, 2012 employment agreement between the Company and Mr. Kochman, which remains in effect, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits:

   10.1      Employment Agreement, dated April 2, 2012.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	May 16, 2012	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Employment Agreement, dated April 2, 2012